SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 9, 2001





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


         New York                     1-3247            16-0393470
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(State or other jurisdiction       (Commission        (I.R.S. Employer
        of Incorporation)           File Number)       Identification No.)



                  One Riverfront Plaza, Corning, New York           14831
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                  (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code          (607) 974-9000
                                                    ---------------------------

                                   N/A
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      (Former name or former address, if changed since last report.)






                                Page 1 of 4 Pages
                             Exhibit Index on Page 4

Item 5.  Other Events and Regulation FD.
         ------------------------------

     On July 9, 2001, Corning Incorporated issued two press releases announcing:
(1) the downsizing of its Photonic Technologies Business in response to industry conditions, including pre-tax charges to be reflected in its second quarter financial results and other pre-tax charges expected in the third quarter; and
(2) the discontinuance of future payment of dividends on its common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c)      Exhibits.

99.1     Press Release dated July 9, 2001
99.2     Press Release dated July 9, 2001

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 9, 2001


                                          CORNING INCORPORATED


                                          By  /s/ Katherine A. Asbeck
                                          -------------------------------------
                                          Katherine A. Asbeck
                                          Senior Vice President & Controller

                                INDEX TO EXHIBITS

(c)      Exhibits
         --------

99.1     Press Release dated July 9, 2001
99.2     Press Release dated July 9, 2001

                                                                    Exhibit 99.1

FOR RELEASE-- JULY 9, 2001

Corning Contacts:
Media Relations Contact:                             Investor Relations Contact:
Daniel F. Collins                                    Katherine M. Dietz
(607) 974-4197                                       (607) 974-8217
collinsdf@corning.com                                dietzkm@corning.com





          Corning Downsizes Photonic Technologies Business in Response
                             to Industry Conditions

                      Company to close three manufacturing
              facilities; $5.1 billion charge in second quarter for
                  goodwill impairment and inventory write-offs

CORNING, N.Y. -- Corning Incorporated (NYSE:GLW) today announced a plan to lower significantly the cost structure of its Photonic Technologies business in response to severely reduced market demand for photonic components and modules. The plan includes the closing of three manufacturing facilities and related workforce reductions of 1000 employees. The cost of this plan will be included in Corning's third quarter results.

Corning also said that its second quarter results will include pre-tax charges totaling approximately $5.1 billion to reflect the impairment of goodwill and other intangible assets related to recent Photonic Technologies acquisitions and the write-off of excess and obsolete inventory.

"With the dramatic reduction of infrastructure spending across the telecommunications industry, and our expectation that this market downturn could last 12 to 18 months, we are taking decisive action to lower costs and improve the future profitability of our Photonic Technologies business," said John Loose, president and chief executive officer. Corning Photonic Technologies develops and manufactures photonic products including erbium-doped amplifiers, raman and advanced amplifiers, dispersion compensation modules, fiber-based components, DWDM multiplexers and demultiplexers and pump laser products. The business had revenues of $1 billion in 2000.


                                     (more)

Corning Downsizes Photonic Technologies Business in Response to Industry Conditions
Page Two



Loose said, "Our Photonic Technologies business grew 75 percent to 100 percent per year for the past three years, and we originally anticipated similar growth again this year. As a result, we added significant capacity and fixed costs to meet expected market demand that has not materialized. We now expect sales this year in the range of $600 million to $700 million for this business, with significantly lower sales of optical amplifiers and other photonic components.

"The abruptness of this industry downturn is unprecedented. Nevertheless, we have to deal decisively with these new market realities. We do not take these actions lightly. We fully appreciate the difficulties these decisions will have on individuals, families and communities. We deeply regret these unavoidable actions. However, it is important for our shareholders that we improve the profitability of our photonics business."

                             Cost Reduction Actions

Corning is initiating a process to close three manufacturing facilities by the end of 2001: the Photonic Technologies Benton Park facility in Benton Township, Pa.; Corning Lasertron's Nashua Park in Nashua, N.H.; and the Corning NetOptix operation in Natick, Mass. In addition, the company will scale back its Photonic Technologies operations in Erwin Park, Erwin, N.Y. and at the remainder of its photonics facilities. These actions will result in 1000 employee reductions.

Including today's announcement, 3,500 Photonic Technologies positions will have been eliminated since the beginning of the year. This will bring Corning's total 2001 reductions to 5,900 positions or about 15 percent of its' total global workforce of approximately 40,000.

Corning is continuing to evaluate the need for further personnel reductions and other restructuring actions elsewhere in the company. Costs related to these potential additional actions and the photonic manufacturing facility closures announced today are expected to result in a third quarter pre-tax charge in the range of $300 million to $400 million, of which approximately 75 percent is non-cash. Corning expects to realize annualized pre-tax savings of approximately $150 million from these combined actions.

                                     (more)

Corning Downsizes Photonic Technologies Business in Response to Industry Conditions
Page Three


                               Quarter Two Charges

Corning also announced that its second quarter results will include a pre-tax charge of approximately $300 million to write-off excess and obsolete inventory, primarily due to significantly reduced customer orders in its Photonic Technologies business. With the significantly reduced order outlook and downsizing of Corning's Photonics Technologies business, the company will record an approximate $4.8 billion non-cash, non-tax deductible charge to impair goodwill and acquired intangibles related to last year's Pirelli optical components business and NetOptix acquisitions. This adjustment reflects a combination of lower market multiples for the valuation of these businesses as well as weakened industry conditions.

Separately, Corning announced it would discontinue dividends on its common stock on an ongoing basis.

                                     Outlook

Corning will announce its second quarter 2001 results after the market closes on July 25, 2001. While the results will include the impact of today's announced charges, the company is operating slightly ahead of analyst expectations for the quarter without these charges. However, Corning said as a result of the reduced forecast for its Photonic Technologies unit and the low level of visibility across the telecommunications industry, it believes that pro forma earnings for the second half of the year will be below the current consensus of analyst estimates. Corning said it will not provide earnings guidance going forward, but will provide an update on the status of its businesses in its second quarter earnings announcement.



                           Conference Call Information

The company will host a conference call at 5:00 p.m., EDT on Monday, July 9, 2001. To access the call, dial 1-800-619-9064 (Domestic) or 1-712-271-3312
(International). The passcode is UPDATE. A replay of the call will be available beginning at 7 p.m. EDT and will run through 7:00 p.m. EDT, Monday, July 16, 2001. To access the replay, dial 1-800-337-5619 or 1-402-220-9652. No password is required. To listen to a live audio webcast of the call, go to http://www.corning.com/investor_relations/ and follow the instructions.


                                     (more)

Corning Downsizes Photonic Technologies Business in Response to Industry Conditions
Page Four


About  Corning   Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2000 were $7.1 billion.

                                       ###



Forward-Looking and Cautionary Statements
Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Pro Forma Statement
Pro forma net income excludes amortization of purchased intangibles and goodwill, purchased in-process research and development, one-time acquisition costs, discontinued operations and other non-recurring items.

                                                                    Exhibit 99.2

FOR RELEASE -- JULY 9, 2001


Corning Contacts:
Media Relations:                                           Investor Relations:
Daniel F. Collins                                          Katherine M. Dietz
(607) 974-4197                                             (607) 974-8217
collinsdf@corning.com                                      dietzkm@corning.com






             Corning Incorporated Discontinues Common Stock Dividend

CORNING, N.Y. --The Board of Directors of Corning Incorporated (NYSE:GLW) today announced that the company is discontinuing the payment of dividends on its common stock. This policy is based on the Board's decision to reinvest all cash generated by Corning's businesses into the future growth of the company to create greater, long-term shareholder value.

Corning's last quarterly dividend on the company's common stock was announced on April 27, 2001 at $0.06 per share, payable June 29, 2001, to holders of record June 4, 2001. The Board of Directors intends to continue the dividend on the Series B 8% convertible preferred stock.

Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2000 were $7.1 billion.


                                       ###